Exhibit 10.1

Carl and Janet Pescio

P.O. Box 5831

Elko, Nevada 89802

February 19, 2007
Vista Gold Corp. and Allied Nevada Gold Corp.
Suite 5 — 7961 Shaffer Parkway
Littleton, Colorado
USA 80127

Dear Sirs:

Re:   Arrangement and Merger Agreement made as of the 22nd day of September 2006 (the “Arrangement Agreement”), among Vista Gold Corp., Allied Nevada Gold Corp., Carl Pescio and Janet Pescio

Any capitalized term not defined herein shall have the meaning given to it in the Arrangement Agreement.

The Arrangement Agreement provides a Termination Date of “February 28, 2007 or any later date as may be agreed to in writing by Vista and the Pescios”.

This letter is an agreement by Vista and the Pescios to extend the Termination Date in the Arrangement Agreement until April 30, 2007.

Please sign the enclosed copy of this letter to evidence your agreement and return it to our counsel attention John Stark at the following address:  Stikeman Elliot LLP, Suite 1700 Park Place, 666 Burrard Street, Vancouver, BC  V6C 2X8.

Yours truly,
/s/ Carl Pescio
Carl Pescio

and
/s/ Janet Pescio
Janet Pescio

To Carl and Janet Pescio:
The foregoing is acknowledged and agreed to:

Vista Gold Corp.
/s/ Gregory G. Marlier
Authorized Signatory
Gregory G. Marlier, Chief Financial Officer